EXHIBIT 24. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

EGGLESTON, SMITH, HALL, COTMAN & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT AUDITORS


Board of Directos
Old Point Financial Corporation

We consent to the incorporation in this Annual Report on Form 10-K of our report dated January 13, 1995, relating to the consolidated financial statements of Old Point Financial Corporation as of December 31, 1994, 1993, and 1992, and for each of the years in the three-year period ended December 31, 1994.

/s/EGGLESTON, SMITH, HALL, COTMAN & COMPANY

Newport News, Virginia
March 29, 1995